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                                                                    Exhibit 21
                                                                    ----------

                                 CML GROUP, INC.
                        SUBSIDIARIES OF CML GROUP, INC.*
                        --------------------------------

                                                                  Jurisdiction
             Name of Subsidiary                                 of Incorporation
             ------------------                                 ----------------

OBW, Inc.                                                       Massachusetts
OCR, Inc.                                                       Delaware
OTNC, Inc.                                                      California
The Nature Company Limited                                      United Kingdom
NordicTrack, Inc.+                                              Minnesota
NordicTrack GmbH+                                               Germany
NordicTrack (U.K.) Ltd.+                                        United Kingdom
Nordic Advantage, Inc.                                          Minnesota
Nordic Advantage of Ontario, Inc.                               Canada
WFH Group, Inc.                                                 Delaware
Biscuit Factory Publications Incorporated++                     Massachusetts
CML International (FSC), Ltd.                                   U.S. Virgin Is.
Smith & Hawken, Ltd.+++                                         Delaware


-----------------

*        Direct and indirect wholly-owned subsidiaries
+        Does business as NordicTrack
++       Does business as Hear Music
+++      Does business as Smith & Hawken


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